Exhibit 99.1

Ad hoc announcement

MacroPore Biosurgery, Inc. Reports 2nd Quarter Results — Revenues Up 26.6%
in First Half of 2003

San Diego, CA / Königstein/Ts., August 14, 2003. MacroPore Biosurgery, Inc. (Frankfurt Stock Exchange: XMP) today reported results of its operations for the three and six months ended June 30, 2003.

For the six month period ended June 30, 2003, we reported revenue of $4.832 million, a 26.6% increase over the six month period ended June 30, 2002.  The six month period ended June 30, 2003 net loss was $5.339 million compared to net loss of $4.537 million in the year earlier period.

For the three month period ended June 30, 2003, we reported revenues of $2.903 million, a 7.2% increase over the three month period ended June 30, 2002.  The second quarter 2003 net loss was $2.059 million compared to net loss of $1.603 million for second quarter 2002.

“In the second quarter, MacroPore achieved year over year revenue growth for the fifth consecutive quarter from the sale of our bioresorbable implants,” said Chris Calhoun, President and CEO. “The company continues to increase market penetration for its current biosurgical products, grow the polymer implant product line through the development of new technologies, and advance our regenerative cell therapy program closer to human trials. On the basis of current information and product launch schedules, we expect the third quarter of 2003 to be the strongest revenue quarter in MacroPore’s history.

MacroPore Biosurgery achieved several key milestones and accomplishments during the second quarter of 2003 that strengthen our business in the bioresorbable market.

–                 Market penetration of HYDROSORB products, sold by Medtronic Sofamor Danek has increased significantly with surgeon adoption growing each month. In addition, several new products have been developed with introductions planned for the 4th quarter of 2003.

–                 Clinical experience in certain spinal applications has now exceeded 2 year follow-up and has been favorable. This experience is being compiled for publication and demonstrates results comparable to allograft bone with the added advantage of easier fusion assessment, and predictable resorption / replacement with remodeled bone.

–                 Postoperative clinical re-look assessments of SurgiWrapi™ bioresorbable thin film have demonstrated 82% effectiveness in reducing the incidence and severity of postoperative adhesions. SurgiWrapi™ film is covered by issued U.S. Patent No. 6,531,146.

Edited and published by:
MacroPore Biosurgery, Inc., Olmühlweg 33, 61462 Königstein, Germany
Contact:
Ari E. Bisimis, CFO: Tel: +49-6174-2597-0, Fax: +49-6174-2597-25, abizimis@macropore.com
Christopher J. Calhoun, CEO: Tel.: 858-458-0900, Fax: 858-758-0994, ccalhoun@macropore.com
Charles Galetto, V.P. Finance: Tel.: 858-458-0900, Fax: 858-758-0994, cgaletto@macropore.com
Stephanie Bacher, IR: Tel: +49-6174-2597-20, Fax: +49-6174-2597-25, sbacher@macropore.com

–                 Continued expansion of international distribution network for SugiWrapi™ bioresorbable film which now consists of  independent distributors in 29 countries.

–                 Completed transfer of stem cell research laboratory and Cell Bank from Thousand Oaks, California to San Diego, California with build-out of a several thousand square foot Regenerative Medicine
Research Facility adjacent to our San Diego Corporate Office. This facility is now operational and fully integrated with MacroPore’s Biomaterials Research Facility.

MACROPORE BIOSURGERY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002

Revenues:
Sales to related party	$2,585,000	$2,700,000	$4,191,000	$3,797,000
Sales to third parties	318,000	7,000	641,000	20,000

Cost of revenues:	2,903,000	2,707,000	4,832,000	3,817,000
Cost of revenues	787,000	981,000	1,426,000	1,531,000

Gross profit	2,116,000	1,726,000	3,406,000	2,286,000

Operating expenses:
Research and development	2,107,000	1,388,000	4,258,000	2,873,000
Sales and marketing	1,004,000	1,026,000	2,299,000	1,697,000
General and administrative	951,000	855,000	1,999,000	1,968,000
Stock based compensation	212,000	275,000	425,000	744,000

Total operating expenses	4,274,000	3,544,000	8,981,000	7,282,000

Other income (expense):
Interest income	105,000	263,000	247,000	637,000
Interest and other (expenses) income, net	(6,000)	9,000	(11,000)	(65,000)
Equity loss in investment	—	(57,000)	—	(113,000)

Net loss	(2,059,000)	(1,603,000)	(5,339,000)	(4,537,000)

Other comprehensive income (loss): unrealized holding (loss) gain	(11,000)	129,000	(52,000)	(172,000)

Comprehensive loss	$(2,070,000)	$(1,474,000)	$(5,391,000)	$(4,709,000)

Basic and diluted net loss per share	$(0.14)	$(0.11)	$(0.37)	$(0.31)

Shares used in calculating basic and diluted net loss per share	14,540,734	14,290,825	14,532,716	14,466,216

MACROPORE BIOSURGERY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2003	2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,088,000	$5,108,000
Short-term investments, available-for-sale	16,608,000	19,875,000
Accounts receivable	1,186,000	1,238,000
Inventories	1,054,000	1,150,000
Other current assets	575,000	843,000

Total current assets	21,511,000	28,214,000

Property and equipment, net	3,471,000	3,626,000
Other assets	443,000	562,000
Goodwill and intangibles, net	7,195,000	6,917,000

Total assets	$32,620,000	$39,319,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,994,000	$2,502,000
Current portion of long-term obligations	426,000	410,000

Total current liabilities	2,420,000	2,912,000

Deferred gain on sale of assets, related party	8,798,000	9,623,000
Deferred revenue	22,000	19,000
Long-term obligations, less current portion	581,000	770,000

Total liabilities	11,821,000	13,324,000

Stockholders’ equity:
Preferred stock	—	—
Common stock	17,000	17,000
Additional paid-in capital	74,750,000	74,730,000
Unearned compensation	(635,000)	(1,057,000)
Accumulated deficit	(45,441,000)	(40,102,000)
Treasury stock	(7,999,000)	(7,752,000)
Accumulated other comprehensive income	107,000	159,000

Total stockholders’ equity	20,799,000	25,995,000

Total liabilities and stockholders’ equity	$32,620,000	$39,319,000

Conference call information

Messrs Christopher J. Calhoun, Dr. Marc Hedrick and Ari Bizimis will host a conference call today at 4:30pm. CEST (Germany time) or 7:30a.m. PDT (California time) to discuss the second quarter financial results. The conference call will be webcast live and may be accessed on the Investor Relations section of the Company’s website at http://www.macropore.com. 60 minutes after terminating the conference call, an archived version of the webcast will be available at the same website. A telephone replay will also be available until Saturday, August 18, 2003, 6:00 (CEST) / 9:00 a.m. (PDT). To access the replay, please call from Europe +49 / 69 / 5 89 99 05 68 (PIN: 132034) and from the USA 1-303-590-3060 (PIN: 21012975).

About MacroPore Biosurgery, Inc.

MacroPore Biosurgery, Inc. is a leader in the design, development, and production of bioresorbable polymer implants for use in a variety of surgical applications and is pioneering advancement of regenerative medicine for surgical therapies using adult stem cells derived from adipose (fat) tissue. Some products designed for use in spine, neurosurgical, and musculoskeletal surgeries are distributed by Medtronic, while other products designed for soft tissue are distributed through our direct US sales force and an international distribution network. MacroPore Biosurgery is traded on the Frankfurt Stock Exchange in Germany under the symbol ‘XMP’. For further information please visit the web site www.macropore.com.

MacroPore Biosurgery Disclaimer:

This press release may contain certain ‘forward-looking statements.’  All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this press release are also subject to a number of material risks and uncertainties, including but not limited to the risks described under “Risk Factors” in the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our annual report filed with the United States Securities and Exchange Commission on Form 10-K in March 2003. These risks include our status as an emerging company, our history of losses, our reliance on Medtronic to distribute our products, our recent strategic decisions which change our risk profile, and difficulties maintaining trade secrets and obtaining patent protection for our products.  We encourage you to read those descriptions carefully. We caution investors not to place undue reliance on the forward-looking statements contained in this press release.  These statements, like all statements in this press release, speak only as of the date of this release (unless another date is indicated) and we undertake no obligation to update or revise the statements except as required by law.  Such forward-looking statements are not guarantees of future performance and actual results will likely differ, perhaps materially, from those suggested by such forward-looking statements.